UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 16, 2016

Date of Report (Date of earliest event reported)

RenovaCare, Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30156

(Commission File Number)

98-0384030

(I.R.S. Employer Identification No.)

430 Park Ave.

Suite 702

New York, New York 10022

(Address of principal executive offices)

(800) 755-5815

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On March 16, 2016, RenovaCare, Inc. (the "Company") entered into a stock option agreement (the "Bold Stock Option Agreement") with Thomas Bold, the Company's President & CEO, pursuant to which it issued to Mr. Bold an option to purchase up to 60,000 shares (the "Bold Option Shares") of the Company's common stock at an exercise price of $1.91 per share, the closing price of the Company's common stock as quoted on the OTC Markets Group Inc. QB tier on March 15, 2016. Pursuant to the terms of the Bold Stock Option Agreement, the Bold Option Shares vest immediately on the grant date, may be exercised on a "cashless basis" using the formula contained therein and are further subject to the Company's 2013 Long-Term Incentive Plan.

On March 16, 2016, the Company entered into a stock option agreement (the "Rosen Stock Option Agreement") with Rhonda B. Rosen, the Company's Chief Financial Officer, pursuant to which it issued to Ms. Rosen an option to purchase up to 20,000 shares (the "Rosen Option Shares") of the Company's common stock at an exercise price of $1.91 per share, the closing price of the Company's common stock as quoted on the OTC Markets Group Inc. QB tier on March 15, 2016. Pursuant to the terms of the Rosen Stock Option Agreement, the Rosen Option Shares vest immediately on the grant date, may be exercised on a "cashless basis" using the formula contained therein, and are further subject to the Company's 2013 Long-Term Incentive Plan.

On March 16, 2016, the Company entered into stock option agreements (collectively, the "Board Stock Option Agreements") with each of the members of its Board of Directors (the "Board"), Kenneth Kirkland and Joseph Sierchio, pursuant to which it issued to each an option to purchase up to 50,000 shares (the "Board Option Shares") of the Company's common stock at an exercise price of $1.91 per share, the closing price of the Company's common stock as quoted on the OTC Markets Group Inc. QB tier on March 15, 2016. Pursuant to the terms of the Board Stock Option Agreements, the Board Option Shares vest immediately on the grant date, may be exercised on a "cashless basis" using the formula contained therein and are further subject to the Company's 2013 Long-Term Incentive Plan.

The foregoing is only a summary of the material provisions of the respective stock option agreements, it may not contain all of the information that is important to you and it is qualified in its entirety by reference to the respective stock option agreement, a form of which is attached as Exhibit 10.2, to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 26, 2013 and is incorporated by reference herein.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Certain Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information included in Item 1.01 Entry into a Material Definitive Agreement is incorporated by reference herein.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on March 21, 2016.

RenovaCare, Inc.

By:	/s/ Thomas Bold
Name:	Thomas Bold
Title:	President and Chief Executive Officer